Exhibit 99.1

Contact:	Dennis Story	Terrie O’Hanlon
	Chief Financial Officer	Chief Marketing Officer
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7115	678-597-7120
	dstory@manh.com	tohanlon@manh.com
Manhattan Associates Reports First Quarter
2009 Revenue and Earnings
ATLANTA — April 21, 2009 — Leading supply chain optimization provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported first quarter 2009 GAAP earnings per share of $0.01, and non-GAAP adjusted diluted earnings per share of $0.07 compared to $0.35 in the 2008 first quarter. The Company posted total first quarter revenue of $60.8 million, which was down 31% from overall revenue posted in the first quarter of 2008, driving the earnings per share decline.
Manhattan Associates President and CEO Pete Sinisgalli commented, “First quarter license revenue was well below our plan. While our competitive win rate during the quarter continued strong, there simply weren’t many businesses confident enough in the global economic outlook to commit capital to improve their supply chains.”
“Given our first quarter results — and the revisions most economists have made to their outlooks for the remainder of 2009 — we have lowered our revenue expectations for the year,” Sinisgalli continued. “To partially offset our lower revenue forecast, we have eliminated about 100 positions where we have excess capacity, and have taken other actions for the balance of 2009 to reduce costs. These are: reducing the compensation of executive management and our board of directors; implementing an unpaid time-off plan for employees in the United States; suspending our 401(k) match; and taking other actions around the world to preserve jobs and capital,” he added.
Sinisgalli further noted, “These actions better match our expense level to our revised view of 2009, yet also maintain our substantial investment in the world’s most advanced supply chain optimization solutions. I believe we are well positioned to deliver strong financial results when the economy stabilizes.”

FIRST QUARTER FINANCIAL SUMMARY:
Summarized results for the 2009 first quarter, as compared to the 2008 first quarter, follow:
Earnings Per Share
•	Adjusted diluted earnings per share, a non-GAAP measure, were $0.07 compared to $0.35 in Q1 2008, representing a decrease of 80% driven by lower revenue.
•	GAAP diluted earnings per share were $0.01 per share compared to $0.30 in Q1 2008.
Revenue
•	Consolidated revenue decreased 31% to $60.8 million. Currency changes during the quarter negatively affected total revenue by $2.4 million, or 3%.
–	License revenue decreased 73%, to $4.9 million.
Operating Income
•	Adjusted operating income, a non-GAAP measure, was $2.8 million compared to $11.0 million in the prior year quarter.
•	GAAP operating income was $0.6 million compared to $9.1 million in Q1 2008.
Cash
•	Cash flow from operations in Q1 2009 was $12.7 million, a 108% increase over Q1 2008, with Days Sales Outstanding of 68 days.
•	Cash and investments on-hand at March 31, 2009 was $89.2 million compared to $88.7 million at December 31, 2008.
Common Share Repurchase
•	The Company repurchased 678,500 common shares totaling $10.0 million at an average share price of $14.74 in the first quarter of 2009, self-funded from Q1 cash flow from operations.
•	In April 2009, Manhattan’s board of directors approved the repurchase of up to a total of $25 million of Manhattan Associates outstanding common stock.
SALES ACHIEVEMENTS:
•	Completing software license wins with new customers such as Noppies, True Religion and Vanity Fair Brands Europe.
•	Expanding partnerships with existing customers such as CEVA Logistics, Costa Group Pty, DHL Logistics Singapore, ERC LLC, Excell Home Fashions, EXE, Fasteners for Retail, Houghton Mifflin Company, Jefferson Smurfit Corp., Jones Apparel Group, Marketing Services by Vectra, MARR Russia, MTI LLC, O’Reilly Automotive, Simplehuman LLC, and The Orvis Company.

2009 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the second quarter and full year 2009. The second quarter and full year GAAP guidance includes an estimate of $4 million of pre-tax expense ($0.11 per diluted share) related to the announced workforce reduction in the second quarter. A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental information attached to this release.

	Fully Diluted EPS
	Per Share range		% Growth range
GAAP Earnings Per Share

Q2 2009 - diluted earnings per share	$-0.02	$0.13	-105%	-65%
Full year 2009 - diluted earnings per share	$0.45	$0.85	-52%	-10%

Adjusted Earnings Per Share

Q2 2009 - diluted earnings per share	$0.15	$0.30	-64%	-29%
Full year 2009 - diluted earnings per share	$0.80	$1.20	-42%	-13%
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. These statements are forward-looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Beginning June 15, 2009, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2009 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. During the Quiet Period, previously published expectations should be considered historical only, speaking only as of or prior to the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the third week of July 2009.

CONFERENCE CALL
The Company’s conference call regarding its first quarter financial results will be held at 4:30 p.m. Eastern Time on Tuesday, April 21, 2009. Investors are invited to listen to a live webcast of the conference call through the investor relations section of Manhattan Associates’ website. To listen to the live Web cast, please go to the Web site at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.800.642.1687 in the U.S. and Canada, or +1.706.645.9291 outside the U.S., and entering the conference identification number 89612733, or via the Web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet broadcast will be available until Manhattan Associates’ second quarter 2009 earnings release.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. These measures are not in accordance with — or an alternative for — GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ understanding of its historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results. The Company consequently believes that the presentation of these non-GAAP financial measures provides investors with useful insight into its profitability. This release should be read in conjunction with its Form 8-K earnings release filing for the quarter ended March 31, 2009.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized sales tax expense, stock option expense under SFAS 123(R), asset impairment charges, and restructuring charges, all net of income tax effects, and unusual tax adjustments. A reconciliation of the Company’s GAAP financial measures to non-GAAP adjustments is included in the supplemental information attached to this release.

The Company has also presented certain information excluding the effect between periods of changes in exchange rates between the U.S. dollar and the functional currencies of its foreign subsidiaries. Certain information regarding the effect of currency exchange rate fluctuation on results is included in note 5 to the supplemental information attached to this release.
ABOUT MANHATTAN ASSOCIATES, INC.
Manhattan Associates continues to deliver on its 19-year heritage of providing global supply chain excellence to more than 1,200 customers worldwide that consider supply chain optimization core to their strategic market leadership. The company’s supply chain innovations include: Manhattan SCOPE™, a portfolio of software solutions and technology that leverages a Supply Chain Process Platform to help organizations optimize their supply chains from planning through execution; Manhattan ILS™, a portfolio of distribution management and transportation management solutions built on Microsoft® .NET technology; and Manhattan Carrier™, a suite of supply chain solutions specifically addressing the needs of the motor carrier industry. For more information, please visit www.manh.com.
This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Forward-looking statements in this press release include our projections for our second quarter and full year 2009 results. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the global economic downturn; disruptions in credit markets; delays in product development; competitive pressures; software errors; and additional risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)
Revenue:
Software license	$4,922	$18,312
Services	50,843	59,837
Hardware and other	5,060	10,175

Total Revenue	60,825	88,324

Costs and Expenses:
Cost of license	1,424	1,144
Cost of services	23,157	31,280
Cost of hardware and other	4,121	8,266
Research and development	10,227	12,654
Sales and marketing	10,079	13,572
General and administrative	7,962	9,071
Depreciation and amortization	3,165	3,248
Restructuring charge	63	—

Total costs and expenses	60,198	79,235

Operating income	627	9,089

Other (expense) income, net	(233)	2,301

Income before income taxes	394	11,390
Income tax provision	132	3,958

Net income	$262	$7,432

Basic earnings per share	$0.01	$0.30
Diluted earnings per share	$0.01	$0.30

Weighted average number of shares:
Basic	23,017	24,433
Diluted	23,058	24,889

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Operating income	$627	$9,089
Stock option expense (a)	1,400	1,304
Purchase amortization (b)	741	881
Sales tax recoveries (c)	—	(234)
Restructuring charge (d)	63	—

Adjusted operating income (Non-GAAP)	$2,831	$11,040

Income tax provision	$132	$3,958
Stock option expense (a)	469	453
Purchase amortization (b)	248	306
Sales tax recoveries (c)	—	(81)
Restructuring charge (d)	21	—

Adjusted income tax provision (Non-GAAP)	$870	$4,636

Net income	$262	$7,432
Stock option expense (a)	931	851
Purchase amortization (b)	493	575
Sales tax recoveries (c)	—	(153)
Restructuring charge (d)	42	—

Adjusted Net income (Non-GAAP)	$1,728	$8,705

Diluted EPS	$0.01	$0.30
Stock option expense (a)	0.04	0.03
Purchase amortization (b)	0.02	0.02
Sales tax recoveries (c)	—	(0.01)
Restructuring charge (d)	—	—

Adjusted Diluted EPS (Non-GAAP)	$0.07	$0.35

Fully Diluted Shares	23,058	24,889

(a)	SFAS 123(R) requires us to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three months ended March 31, 2009 and 2008:

	Three Months Ended
	March 31,
	2009	2008
Cost of services	$133	$122
Research and development	213	196
Sales and marketing	447	420
General and administrative	607	566

Total stock option expense	$1,400	$1,304

(b)	Adjustments represent purchased intangibles amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	We recorded additional employee severance expense of $63,000 in the first quarter of 2009 related to the restructuring action taken in the fourth quarter of 2008. We do not believe that the restructuring charge is common cost that resulted from normal operating activities. Consequently, we have excluded this charge from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$86,268	$85,739
Accounts receivable, net of allowance of $4,915 and $5,566 in 2009 and 2008, respectively	46,192	63,896
Deferred income taxes	6,665	6,667
Prepaid expenses and other current assets	7,635	6,979

Total current assets	146,760	163,281

Property and equipment, net	20,021	21,721
Long-term investments	2,943	2,967
Acquisition-related intangible assets, net	5,697	6,438
Goodwill, net	62,264	62,276
Deferred income taxes	10,291	10,932
Other assets	2,442	2,606

Total assets	$250,418	$270,221

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,626	$8,480
Accrued compensation and benefits	10,828	17,429
Accrued and other liabilities	13,835	16,188
Deferred revenue	36,429	32,984
Income taxes payable	93	2,365

Total current liabilities	66,811	77,446

Other non-current liabilities	13,075	12,936

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2009 or 2008	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 23,064,608 and 23,581,109 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	227	234
Additional paid-in capital	—	—
Retained earnings	174,294	182,882
Accumulated other comprehensive loss	(3,989)	(3,277)

Total shareholders’ equity	170,532	179,839

Total liabilities and shareholders’ equity	$250,418	$270,221

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)
Operating activities:
Net income	$262	$7,432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,165	3,248
Stock compensation	2,318	2,110
Loss on disposal of equipment	13	4
Tax benefit of stock awards exercised/vested	(901)	(31)
Excess tax benefits from stock based compensation	(2)	(7)
Deferred income taxes	637	—
Unrealized foreign currency loss (gain)	421	(1,402)
Changes in operating assets and liabilities:
Accounts receivable, net	17,381	(6,665)
Other assets	(626)	(1,306)
Accounts payable, accrued and other liabilities	(11,562)	(4,478)
Income taxes	(1,924)	3,364
Deferred revenue	3,523	3,844

Net cash provided by operating activities	12,705	6,113

Investing activities:
Purchase of property and equipment	(873)	(2,716)
Net maturities of investments	24	7,319

Net cash (used in) provided by investing activities	(849)	4,603

Financing activities:
Purchase of common stock	(10,484)	(12,351)
Excess tax benefits from stock based compensation	2	7
Proceeds from issuance of common stock from options exercised	210	550

Net cash used in financing activities	(10,272)	(11,794)

Foreign currency impact on cash	(1,055)	31

Net change in cash and cash equivalents	529	(1,047)
Cash and cash equivalents at beginning of period	85,739	44,675

Cash and cash equivalents at end of period	$86,268	$43,628

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted Earnings per share by quarter are as follows:

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

GAAP Diluted EPS	$0.30	$0.37	$0.18	$0.08	$0.94	$0.01
Adjustments to GAAP:
Stock option expense	0.03	0.04	0.04	0.04	0.15	0.04
Purchase amortization	0.02	0.02	0.02	0.02	0.09	0.02
Sales tax recoveries	(0.01)	—	—	—	(0.01)	—
Asset impairment charge	—	—	0.22	—	0.22	—
Non-recurring tax adjustments	—	—	(0.11)	(0.02)	(0.12)	—
Restructuring charge	—	—	—	0.13	0.13	—

Adjusted Diluted EPS	$0.35	$0.42	$0.34	$0.26	$1.38	$0.07

2.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenue:
Americas	$72,129	$73,551	$67,957	$63,609	$277,246	$50,827
EMEA	12,028	11,961	10,083	8,726	42,798	7,030
APAC	4,167	4,978	4,696	3,316	17,157	2,968

	$88,324	$90,490	$82,736	$75,651	$337,201	$60,825

GAAP Operating Income (Loss):
Americas	$7,065	$10,643	$1,618	$(477)	$18,849	$260
EMEA	2,055	2,215	1,292	1,078	6,640	738
APAC	(31)	406	332	(233)	474	(371)

	$9,089	$13,264	$3,242	$368	$25,963	$627

Adjustments (pre-tax):
Americas:
Stock option expense	$1,304	$1,372	$1,399	$1,383	$5,458	$1,400
Purchase amortization	881	844	769	759	3,253	741
Sales tax recoveries	(234)	—	—	—	(234)	—
Asset impairment charge	—	—	5,205	—	5,205	—
Restructuring charge	—	—	—	4,369	4,369	59

	$1,951	$2,216	$7,373	$6,511	$18,051	$2,200

EMEA:
Restructuring charge	$—	$—	$—	$204	$204	$—

	$—	$—	$—	$204	$204	$—

APAC:
Restructuring charge	$—	$—	$—	$94	$94	$4

	$—	$—	$—	$94	$94	$4

Total Adjustments	$1,951	$2,216	$7,373	$6,809	$18,349	$2,204

Adjusted non-GAAP Operating Income (Loss):
Americas	$9,016	$12,859	$8,991	$6,034	$36,900	$2,460
EMEA	2,055	2,215	1,292	1,282	6,844	738
APAC	(31)	406	332	(139)	568	(367)

	$11,040	$15,480	$10,615	$7,177	$44,312	$2,831

3	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Professional services	$41,718	$42,866	$40,693	$33,728	$159,005	$32,345
Customer support and software enhancements	18,119	19,423	19,330	20,090	76,962	18,498

Total services revenue	$59,837	$62,289	$60,023	$53,818	$235,967	$50,843

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION

4.	Hardware and other revenue includes the following items (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Hardware revenue	$7,141	$5,428	$5,756	$4,916	$23,241	$3,080
Billed Travel	3,034	3,408	3,155	3,083	12,680	1,980

Total Hardware and other revenue	$10,175	$8,836	$8,911	$7,999	$35,921	$5,060

5.	Impact of Currency Fluctuation
The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenue	$1,131	$1,189	$132	$(2,209)	$243	$(2,387)
Costs and Expenses	1,601	911	(331)	(3,112)	(931)	(3,307)

Operating Income	(470)	278	463	903	1,174	920
Foreign currency gains (losses) in other income	1,641	299	542	1,395	3,877	(366)

	$1,171	$577	$1,005	$2,298	$5,051	$554

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Operating Income	$(619)	$59	$540	1,248	$1,228	$1,129
Foreign currency gains in other income	94	385	787	549	1,815	336

Total impact of changes in the Indian Rupee	$(525)	$444	$1,327	$1,797	$3,043	$1,465

6.	Other income includes the following components (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Interest income	$660	$351	$385	$272	$1,668	$133
Foreign currency gains (losses)	1,641	299	542	1,395	3,877	(366)

Total other income (expense)	$2,301	$650	$927	$1,667	$5,545	$(233)

7.	Capital expenditures are as follows (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr

Capital expenditures	$2,716	$2,844	$1,258	$890	$7,708	$873

8.	Stock Repurchase Activity

During 2009, we repurchased 678,500 shares of common stock totaling $10.0 million at an average price of $14.74. In 2008 for the full year, we repurchased approximately 1.7 million shares of common stock totaling $35.0 million at an average price of $20.52.